SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549-1004

                                    FORM 8-K/A

                                  CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported) November 26, 2002
                    --------------------------------

Commission       Registrant; State of Incorporation          I.R.S. Employer
File Number      Address and Telephone Number               Identification No.
-----------      ----------------------------------         ------------------

1-5324        NORTHEAST UTILITIES                                04-2147929
              (a Massachusetts voluntary association)
              174 Brush Hill Avenue
              West Springfield, Massachusetts 01090-0010
              Telephone (413) 785-5871

0-11419       THE CONNECTICUT LIGHT AND POWER COMPANY            06-0303850
              (a Connecticut corporation)
              107 Selden Street
              Berlin, Connecticut 06037-1616
              Telephone (860) 665-5000

1-6392        PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE            02-0181050
              (a New Hampshire corporation)
              780 North Commercial Street
              Manchester, New Hampshire 03101-1134
              Telephone (603) 669-4000

0-7624        WESTERN MASSACHUSETTS ELECTRIC COMPANY             04-1961130
              (a Massachusetts corporation)
              174 Brush Hill Avenue
              West Springfield, Massachusetts 01090-0010
              Telephone (413) 785-5871


                               Not Applicable
                            ---------------------
       (Former name or former address, if changed since last report)



Item 5.    Other Events and Regulation FD Disclosure

     The Item 5 disclosure in the Form 8-K filed by the Registrants on November 26, 2002 is replaced in its entirety by the following:

     As part of an ongoing review process, management of Connecticut Yankee Atomic Power Company (CYAPC), Yankee Atomic Electric Company (YAEC) and Maine Yankee Atomic Power Company (MYAPC, and, together with CYAPC and YAEC, the Yankee Companies) prepared revised estimates of the cost of decommissioning, respectively, the Connecticut Yankee nuclear unit (CY), the Yankee Rowe nuclear unit (Yankee Rowe) and the Maine Yankee nuclear unit (MY). CY, Yankee Rowe and MY have been permanently shut down and are currently conducting decommissioning activities. The estimated costs of decommissioning CY, Yankee Rowe and MY have increased by approximately $150 million, $190 million and $40 million, respectively, over prior estimates. Such prior estimated costs were included in the Yankee Companies' rates which have been approved by the Federal Energy Regulatory Commission (FERC). The new cost estimates will be revised from time to time based on information available to the Yankee Companies regarding future costs.

     The new estimates are attributable mainly to increases in the projected costs of spent fuel storage, security and liability and property insurance.

     Northeast Utilities' (NU) electric operating subsidiaries collectively own 49% of CYAPC, 38.5% of YAEC and 20% of MYAPC. Their respective shares of the increased costs would be approximately as follows: The Connecticut Light and Power Company (CL&P): $103 million; Public Service Company of New Hampshire (PSNH): $23 million; and Western Massachusetts Electric Company (WMECO): $29 million.

     NU expects the Yankee Companies to seek recovery of these increases in rate applications to be filed in due course with the FERC, with any resulting adjustments being charged to their respective sponsors including CL&P, PSNH and WMECO. The timing, amount and outcome of these filings cannot be predicted at this time. CL&P, PSNH and WMECO would expect in turn to seek recovery of their respective shares of any allowed increases from ratepayers through appropriate state and federal rate proceedings.

     For further information concerning the Yankee Companies and their decommissioning estimates, see "Item 1. Business - Nuclear Generation" in NU's 2001 Annual Report on Form 10-K and "Nuclear Decommissioning and Plant Closure Costs" in NU's Notes to its 2001 Financial Statements.


                          SIGNATURE PAGE TO FOLLOW



                                  SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                                NORTHEAST UTILITIES
                                PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
                                WESTERN MASSACHUSETTS ELECTRIC COMPANY
                                (Registrants)


                                By: /s/ Randy A. Shoop
                                        -------------------------------
                                Name:   Randy A. Shoop
                                Title:  Assistant Treasurer - Finance


                                THE CONNECTICUT LIGHT AND POWER COMPANY
                                (Registrant)

                                By:  /s/ Randy A. Shoop
                                         ------------------------------
                                Name:    Randy A. Shoop
                                Title:   Treasurer



Date:  November 27, 2002